UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2017

WILLIAMS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-34831	20-2485124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172-0172
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 573-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On February 3, 2017, pursuant to the Common Unit Purchase Agreement (the “Common Unit Purchase Agreement”) dated January 9, 2017 by and among Williams Partners L.P. (the “Partnership”), The Williams Companies, Inc. (“Williams”) and Williams’ wholly owned subsidiary Williams Gas Pipeline Company, LLC (“WGP”), the Partnership issued and sold to WGP 7,659,181 common units representing limited partner interests in the Partnership in a private placement transaction in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering. The common units were sold for an aggregate purchase price of $276,388,125, or $36.08586 per common unit, representing the net proceeds to Williams from the sale of 9,750,000 additional shares of its common stock pursuant to the exercise in full of the underwriters’ option to purchase such additional shares set forth in the Underwriting Agreement, dated as of January 9, 2017, between Williams and Morgan Stanley & Co. LLC, as representative of the underwriters named in Schedule 1 thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

By:	WPZ GP LLC,
its General Partner

By:	/s/ Robert E. Riley, Jr.
Robert E. Riley, Jr.
Assistant Secretary

DATED: February 3, 2017